                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is made and entered into this 25th day of September, 1997 between and among Boots & Coots International Well Control, Inc., a Delaware Corporation whose principal executive office is located at 5151 San Felipe, Suite 450, Houston, Texas 77056 (referred to herein as "Boots & Coots"), IWC Services, Inc., a Texas corporation whose principal executive office is located at 5151 San Felipe, Suite 450, Houston, Texas 77056 ("IWC Services") ABASCO, Inc., a Texas Corporation whose principal executive office is located at Three Riverway, Suite 750, Houston, Texas 77056 (referred to herein as "ABASCO") and LaSalle Cattle Company, Ltd., a Texas Limited Partnership which is the beneficial owner of 100% of the issued and outstanding equity securities of ABASCO ("LaSalle").

     WHEREAS, LaSalle owns, and has the unrestricted right to sell, transfer and convey, one hundred percent (100%) of the issued and outstanding capital stock of ABASCO; and

     WHEREAS, IWC Services wishes to acquire one hundred percent (100%) of the issued and outstanding capital stock of ABASCO, in exchange for authorized but unissued shares of the $.00001 par value common stock ("Common Stock") of Boots & Coots; and

     WHEREAS, LaSalle has agreed to sell one hundred percent (100%) of the issued and outstanding capital stock of ABASCO to IWC Services in exchange for authorized but unissued Common Stock of Boots & Coots, and

     WHEREAS, Boots & Coots, ABASCO and LaSalle wish to formalize the above-mentioned agreement and thereafter accomplish the transactions contemplated herein on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these presents do hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF ABASCO AND LASALLE. ABASCO and LaSalle hereby jointly and severally make the following express representations and warranties to Boots & Coots and IWC Services:

          (a) ABASCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to own its property and carry on its business in the State of Texas. Certified copies of ABASCO's Certificate of Incorporation and By-Laws have heretofore been furnished to Boots & Coots by LaSalle and all such copies are true, correct and complete copies of the original Certificate of Incorporation and By-Laws, including all amendments thereto.

          (b) ABASCO has the corporate authority to issue a total of 1,000 shares of no par value Common Stock, of which 1,000 shares have been validly issued, are now outstanding and are held of record and beneficially by LaSalle. All of said shares have been duly and validly issued, are free and clear of any lien or other encumbrances, and will be delivered to

IWC Services free and clear of any lien or other encumbrance on the Closing Date specified herein.

     (c) There are no outstanding subscriptions, options, warrants, calls, commitments, obligations or agreements relating to any of the authorized or outstanding capital stock of ABASCO. LaSalle owns all of the issued and outstanding shares of the stock of ABASCO free and clear of all liabilities, liens, encumbrances, pledges, trusts, voting trusts or stockholders' agreements, equities, charges, options, conditional sale or title retention agreements, covenants, restrictions, reservations, commitments, obligations or other burdens or encumbrances of any nature whatsoever, and the consummation of the purchase and sale contemplated by this Agreement will transfer to Boots & Coots good and marketable title to such stock free and clear of any such items.

     (d) LaSalle is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas, has the power to own its property and carry on its business in the State of Texas, and has full power and authority to sell, assign and transfer all shares of ABASCO's Common Stock upon the terms and conditions provided for in this Agreement.

     (e) ABASCO was incorporated by LaSalle on September 23, 1997 and in connection therewith LaSalle assigned to ABASCO, as consideration for the issuance of 1,000 shares of ABASCO's common stock, its contractual rights (the "Contractual Rights") to purchase all of the operating assets of ITS Environmental Services, Inc. ("ITS"), a wholly-owned subsidiary of International Tool & Supply Company, Inc. on the terms set forth in the Asset Purchase Agreement between LaSalle and ITS attached hereto as Exhibit A (the "Asset Purchase Agreement").

     (f) Except for the organization and assignment transactions as specified above, ABASCO has not:

          (1) issued any shares of its capital stock or any stock purchase or similar rights;

          (2) paid or declared any dividends or distributions of capital, surplus or profits with respect to any of its issued and outstanding shares of capital stock;

          (3) paid or agreed to pay any consideration in redemption of any of its issued and outstanding shares of capital stock; or

          (4) entered into any other transaction or agreement which would, or might, materially impair the shareholder's equity of ABASCO or the Contractual Rights.

     (g) There are no suits, actions, claims, inquiries or investigations by any person, or any legal, administrative or arbitration proceedings in which ABASCO is engaged or which are pending or, to the best knowledge of LaSalle (after due inquiry), threatened against or affecting ABASCO or any of its properties, assets or business, or to which ABASCO is or might become a party, or which question the validity or legality of the transactions contemplated herein, (ii) no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any governmental authority against or affecting ABASCO or any of its properties, assets or business.

     (h) LaSalle's assignment of its rights under the Asset Purchase Agreement to ABASCO is binding and legally enforceable against LaSalle and ABASCO has good and marketable title to the Asset Purchase Agreement and all of LaSalle's interest therein free and clear of any and all liens, encumbrances or restrictions, subject only to the terms hereof.

     (i) There are no unpaid assessments or proposed assessments of Federal income taxes pending against ABASCO.

     (j) LaSalle is acquiring the Common Stock of Boots & Coots solely for its own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of that term as defined in the Securities Act of 1993, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Act"). LaSalle understands that the Common Stock of Boots & Coots has not been registered under the Act or the securities laws of any State ("State Act") by reason of specific exemptions therefrom, which exemptions depend in part upon LaSalle's subjective investment intent as expressed herein, and that such Common Stock will be "restricted securities" and transferable by LaSalle only in certain limited circumstances.

     (k) LaSalle hereby represents and warrants to Boots & Coots that it is an "Accredited Investor" as such term is defined in Regulation D promulgated under the Act and that it is able to bear the economic risks of an investment in the Common Stock and is able to protect its own interests in an investment of this nature.

     (l) LaSalle has no employee, consulting or other contractual commitments and neither has nor participates in any employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal.

     (m) The Asset Purchase Agreement is a valid, binding and enforceable agreement of the parties thereto, in full force and effect in accordance with its terms and conditions and there is no existing default thereunder or breach thereof by ABASCO or by any other party to the Asset Purchase Agreement. The assignment of the Asset Purchase Agreement to LaSalle and the transactions contemplated herein are not contrary to, and are permitted by, agreements, oral or written, with ITS Environmental Services, Inc., and the terms of the Asset Purchase Agreement. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Asset Purchase Agreement have been delivered by LaSalle to Boots & Coots.

    (n) LaSalle has full legal right, power and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by LaSalle and the performance of the transactions contemplated herein have been duly and validly authorized by all requisite action of LaSalle, and this Agreement has been duly and validly executed and delivered by LaSalle and is the legal, valid and binding obligation of LaSalle, enforceable against LaSalle in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

          (o) None of ABASCO, its business or its assets are now, nor have any of ABASCO, its business or its assets been in the past, in violation of any applicable governmental requirement related to environmental protection, air pollution, hazardous materials or other similar matters.

          (p) There are no material facts, liabilities or matters not disclosed in this Agreement or in the Schedules hereto which might reasonably affect the willingness of a purchaser to acquire the stock of ABASCO on the terms (including price) contained herein or that might be expected to adversely affect ABASCO after Closing.

ABASCO and LaSalle further represent and warrant that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     2. REPRESENTATIONS AND WARRANTIES OF BOOTS & COOTS. Boots & Coots hereby makes the following express representations and warranties to LaSalle:

          (a) Boots & Coots is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and carry on its business as now being conducted. IWC Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to own its properties and carry on its business as now being conducted. Certified copies of Boots & Coots' Certificate of Incorporation and By-Laws have heretofore been furnished to LaSalle by Boots & Coots, and all such copies are true, correct and complete copies of the Certificate of Incorporation and By-Laws including all amendments thereto.

          (b) Boots & Coots has recently completed a private placement of 7,475,000 shares of its Common Stock at a price of $1 per share pursuant to the terms and conditions set forth in a Private Offering Memorandum dated August 7, 1997, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. Such Private Offering Memorandum discloses all material facts relating to the business and financial condition of Boots & Coots and does not omit any material fact required to be disclosed therein in order to make the disclosures in the Private Offering Memorandum, in light of the circumstances under which they were made, not materially false or misleading. Since the date of the Private Offering Memorandum, and except as disclosed therein, Boots & Coots has not:

               (1) issued any additional shares of its Common Stock, or any options to acquire such stock, to any person;

               (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of Common Stock;

               (3) paid or agreed to pay any consideration in redemption of any of its issued and outstanding shares of Common Stock; or

               (4) entered into any other transaction or agreement which would, or might, materially impair the shareholder's equity of Boots & Coots as reflected in such Balance Sheet.

          (c) Boots & Coots has the corporate power and authority to execute and perform all of its duties and obligations under the terms of this Agreement and to issue and deliver to LaSalle the shares of Common Stock that are required to be issued and delivered under the terms of this Agreement.

          (d) The execution and delivery of this Agreement and the issuance of Common Stock required to be issued hereunder have been duly authorized by all necessary corporate action of Boots & Coots and neither the execution nor delivery of this Agreement nor the issuance of Common Stock nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of any law applicable to Boots & Coots (other than federal or state securities laws, as to which no representation is made), any order of any court or other governmental agency, the Certificate of Incorporation or By-Laws of Boots & Coots or any indenture, agreement or other instrument to which Boots & Coots is a party, or by which it or any of its property is bound.

          (e) Boots & Coots is not involved in any pending or threatened litigation which would, or might, materially and adversely affect its financial condition and which has not been

               (1) provided for in its financial statements; or

               (2) disclosed in the Private Offering Memorandum.

          (f) There are no unpaid assessments or proposed assessments of U.S. Federal income taxes pending against Boots & Coots. All liabilities for U.S. Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by Boots & Coots, have been paid or the liability therefor has been provided for in the financial statements included in the Private Offering Memorandum and all U.S. Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued.

          (g) The shares of Common Stock which will be delivered to LaSalle pursuant to the terms of this Agreement will, on delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable.

Boots & Coots further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     3. CONDITIONS TO THE OBLIGATIONS OF BOOTS & COOTS. The obligations of Boots & Coots hereunder shall be subject to the following conditions:

         (a) The representations and warranties made by ABASCO or LaSalle herein shall be true and correct in all material respects and all the terms and conditions of this Agreement to be performed and complied with by ABASCO and LaSalle have been performed and complied with.

         (b) There shall have been no material adverse changes in the financial condition, business or assets of ABASCO prior to the Closing Date and there shall have been no material adverse changes in the financial condition, business or assets of ITS that are the subject of the Asset Purchase Agreement.

         (c) Boots & Coots shall have received the opinion of legal counsel for ABASCO and LaSalle to the effect that

              (1) ABASCO is a corporation duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its properties and to carry on its business as presently conducted:

              (2) The Asset Purchase Agreement a binding and legally enforceable agreement to purchase all of the operating assets of ITS under the terms and conditions set forth in the Asset Purchase Agreement and ABASCO has good and marketable title to the Asset Purchase Agreement free and clear of any and all liens, encumbrances or restrictions;

              (3) ABASCO's outstanding Common Stock is validly issued, fully paid and nonassessable;

               (4) This Agreement has been duly executed and delivered by ABASCO and LaSalle and constitutes the legal, valid and binding obligation of LaSalle enforceable in accordance with its terms.

     4. CONDITIONS TO THE OBLIGATIONS OF LASALLE. The obligations of LaSalle hereunder are subject to the following conditions:

         (a) The representations and warranties made by Boots & Coots herein shall be true and correct in all material respects and all the terms and conditions of this Agreement to be performed and complied with by Boots & Coots have been performed and complied with.

         (b) There shall have been no material adverse changes in financial condition, business or assets of Boots & Coots.

         (c) LaSalle shall have received the opinion of legal counsel for Boots & Coots, to the effect that:

               (1) Boots & Coots is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power to own its properties and carry on its business as presently conducted;

               (2) the execution, delivery and performance of this Agreement by Boots & Coots has been duly authorized by all necessary corporate action and this Agreement constitutes a legal, valid and binding obligation of Boots & Coots enforceable in accordance with its terms; and

               (3) the Common Stock delivered to LaSalle pursuant to the terms of this Agreement has been validly issued, is fully paid and nonassessable.


     5. CLOSING DATE. The closing of this Agreement shall take place at the offices of Boots & Coots in Houston, Texas on the 25th day of September, 1997, or at such other reasonable time and place as the parties hereto shall agree upon.

     6. EXCHANGE OF SECURITIES. Subject to the terms and conditions set forth herein, and at the Closing referred to in Section 5 hereof Boots & Coots will issue and deliver, or cause to be issued and delivered, to and in the name of LaSalle certificates evidencing 300,000 shares of the authorized but unissued shares of Boots & Coot's $0.00001 par value Common Stock and concurrently therewith LaSalle shall deliver or cause to be delivered to IWC Services certificates evidencing the ownership of 1,000 shares of the issued and outstanding capital stock of ABASCO, duly endorsed to IWC Services, such shares representing all of the issued and outstanding capital stock of ABASCO.

     7. ACTIONS AT THE CLOSING. At the closing, Boots & Coots and LaSalle will each deliver, or cause to be delivered, the shares of stock to be exchanged in accordance with Section 6 of this Agreement and each party shall pay any and all issuance, transfer or similar taxes required to be paid in connection with the issuance and the delivery of their own securities. In addition to the above-mentioned exchange of certificates, the following actions will take place at the closing.

     BOOTS & COOTS WILL DELIVER TO LASALLE:

          (a) Duly certified copies of corporate resolutions and other corporate proceedings taken by Boots & Coots to authorize the execution, delivery and performance of this Agreement;

          (b)  The opinion of legal counsel provided for in Section 4(c) hereof;

          (c) A certificate executed by a principal officer of Boots & Coots attesting to the fact that all of the representations and warranties of Boots & Coots are true and correct as of the Closing Date and that all of the conditions to the obligations of LaSalle which are to be performed by Boots & Coots have been performed as of the Closing Date; and

          (d) A certificate of corporate good standing for Boots & Coots from the State of Delaware which shall be dated no more than 60 days prior to the Closing Date.

          LASALLE AND ABASCO WILL DELIVER TO BOOTS & COOTS:

          (a) The opinion of legal counsel provided for in Section 3(e) hereof;

          (b) A certificate of corporate good standing for ABASCO from the Secretary of State of the State of Texas which shall be dated no more than 60 days prior to the Closing Date;

          (c) A certificate by a principal officer of ABASCO and LaSalle that each of the representations and warranties of LaSalle and ABASCO are true and correct as of the Closing Date and that all of the conditions to the obligations of Boots & Coots which are to be performed by ABASCO and LaSalle have been performed as of the Closing Date; and

          (d) Resignations of all officers and directors of ABASCO.

     8. CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, ABASCO shall conduct its business in the ordinary course consistent with past practice and LaSalle will not permit ABASCO to (1) enter into any contract other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to LaSalle, without first obtaining the written consent of Boots & Coots.

     9. RESTRICTIONS ON TRANSFER. LaSalle understands that because the Common Stock has not been registered under the Act or any State Act, it must hold the Common Stock indefinitely, and cannot dispose of any or all of the Common Stock unless such Common Stock is subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. LaSalle acknowledges and understands that it has no independent right to require Boots & Coots to register the shares of Common Stock. LaSalle further understands that Boots & Coots may, as a condition to the transfer of any of Common Stock, require that the request for transfer by LaSalle be accompanied by an opinion of counsel, in form and substance satisfactory to Boots & Coots, provided at such Shareholder's expense, to the effect that the proposed transfer is exempt from registration under the Act and any applicable State Act.

     10. REGISTRATION RIGHTS. Under the terms of the Private Offering Memorandum dated August 7, 1997, Boots & Coots is obligated to file a registration statement under the Securities Act of 1933 for the registration of the Common Stock issued in connection therewith as promptly as practicable, to use all reasonable efforts to have such registration statement declared effective on or before March 15, 1998, and to maintain the effectiveness of the registration statement for a period of at least 6 months. Boots & Coots hereby agrees to include the shares of Common Stock issuable to LaSalle hereunder in such registration statement on the same terms and conditions as set forth in the Private Offering Memorandum and to grant LaSalle all of the registration rights and resale privileges enjoyed by purchasers of the Common Stock described in the Private Offering Memorandum.

     11. RESTRICTIVE LEGEND. All shares of Common Stock which are issued to LaSalle pursuant to the terms of this Agreement shall be restricted securities within the meaning of Regulation D promulgated under the Act. Boots & Coots shall issue stop transfer instructions to the transfer agent for its Common Stock with respect to the Stock and shall place the following legend on the certificates representing such stock:

          "The shares represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

     12. ACCESS TO INFORMATION. Concurrently herewith, Boots & Coots has delivered to LaSalle correct and complete copies of all documents and records requested by LaSalle. In addition, LaSalle have had the opportunity to ask questions of, and receive answers from, officers and directors of Boots & Coots, and persons acting on its behalf concerning its business and has received sufficient information relating to Boots & Coots to enable it to make an informed decision with respect to the acquisition of the Common Stock.

     13. NO SOLICITATION. At no time was LaSalle presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with its acquisition of the Common Stock.

     14. EXPENSES. LaSalle and Boots & Coots shall each pay their respective expenses incident to this Agreement and the transactions contemplated herein, including all fees of their counsel and accountants, whether or not such transactions shall be consummated.

     15. FINDERS. LaSalle shall indemnify and hold Boots & Coots harmless against and with respect to all claims or brokerage or other commissions relative to this Agreement or the transactions contemplated herein, based on any agreements, arrangements, or understandings claimed to have been made by LaSalle or ABASCO with any third party. Boots & Coots shall indemnify and hold LaSalle harmless against and with respect to all claims for brokerage or other commissions relative to this Agreement or the transactions contemplated herein, based in any agreements, arrangements, or understandings claimed to have been made by Boots & Coots with any third party. Each party to this Agreement represents and warrants to each other party that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated herein.

     16. ATTORNEY'S FEES. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs to be fixed by the Court, said fees to include appeal and collection of judgment.

     17. INDEMNIFICATION.

          (a) LaSalle covenants and agrees that it will indemnify, hold harmless and defend Boots & Coots and IWC Services and their respective officers, directors, employees, agents, consultants, representatives and affiliates (collectively, the "Purchaser Indemnified Parties"), at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever (including, without limitation, interest and penalties thereon), and expenses (including, without limitation, reasonable attorneys' fees) of or to any of the Purchaser Indemnified Parties ("Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Purchaser Indemnified Parties by any person or entity resulting or arising from or incurred in connection with any one or more of the following:

               1. any material misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of LaSalle under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Boots & Coots pursuant to the terms of this Agreement. If any representation or warranty or any covenant or agreement herein contains any materiality qualifier with respect thereto, then any materiality qualifier in such provision with respect thereto shall be deemed not to apply and shall be read and interpreted as if the qualification stated herein with respect to materiality was not contained therein; and

               2. all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees) incident to any of the foregoing.

     (b) Boots & Coots and IWC Services covenant and agree that they will indemnify, hold harmless and defend LaSalle and its officers, directors, employees, agents, consultants, representatives and affiliates (collectively, the "Seller Indemnified Parties"), at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever (including, without limitation, interest and penalties thereon), and expenses (including, without limitation, reasonable attorneys' fees) of or to any of the Seller Indemnified Parties ("Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Seller Indemnified Parties by any person or entity resulting or arising from or incurred in connection with any one or more of the following:

          1. any material misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Boots & Coots or IWC Services under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to LaSalle pursuant to the terms of this Agreement. If any representation or warranty or any covenant or agreement herein contains any materiality qualifier with respect thereto, then any materiality qualifier in such provision with respect thereto shall be deemed not to apply and shall be read and intepreted as if the qualification stated herein with respect to materiality was not contained therein; and

          2. all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees) incident to any of the foregoing.

     (c) Upon the discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by any Seller Indemnified Party or Purchaser Indemnified Party (collectively, "Indemnified Parties") of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any person with respect to any matter as to which any of the Indemnified Parties are entitled to indemnity under the provisions of this Agreement (such actions being collectively referred to herein as the "Claim"), such party will give prompt notice thereof in writing to the indemnifying party together with a statement of such information respecting any of the foregoing as it shall then have; provided that any delay in giving or failure to give such notice shall not limit the Indemnified Party's rights to indemnity hereunder execpt to the extent that the indemnifying party is shown to have been damaged by such delay or failure.

     (d) With respect to any Claim, the indemnifying party shall assume the defense of any such proceeding, and shall have the sole discretion to settle or defend any proceeding; provided that the Indemnified Party shall have the right to approve any such settlement, which approval shall not be unreasonably withheld and the indemnifying party shall pay the fees of one firm of defense counsel unless such counsel determines a conflict exists in which case the Indemnified Party shall have the right to engage separate counsel.

     (e) The indemnifying party shall promptly pay to the Indemnified Party in cash the amount of any Damages to which such Indemnified Parties may become entitled by reason of the provisions of this Agreement.

     18. MISCELLANEOUS

     (a) This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Texas.

     (b) This Agreement shall not be assignable by either party without prior written consent of the other.

     (c) All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

     (d) This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

          (e) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of Boots & Coots and LaSalle.

          (f) All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

              IF TO LASALLE:                     WITH COPIES TO:

              LaSalle Cattle Company, Ltd.
              3 Riverway, Suite 750
              Houston, Texas 77056

              IF TO BOOTS & COOTS:               WITH COPIES TO:

              Boots & Coots International Well   Charles T. Phillips, esq.
               Control, Inc.                     5151 San Felipe, Suite 460
              5151 San Felipe, Suite 450         Houston, Texas 77056
              Houston, Texas 77056
              Attention: Larry H. Ramming

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.



By: /s/ Brian Krause
   -------------------------------
   Its President


ABASCO, INC.                           LASALLE CATTLE COMPANY, LTD.



By: /s/ Gregory Brown                  By: /s/ Gregory Brown
   -------------------------------        -----------------------------
   Its President                          Its General Partner